Exhibit 99.1

5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034 Telephone: (972) 668-8834 Contact: Ron Mills VP of Finance and Investor Relations Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS

FOURTH QUARTER 2019 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, February 26, 2020 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the quarter and year ended December 31, 2019. On July 16, 2019, Comstock completed the acquisition of Covey Park Energy LLC ("Covey Park"). The Company's annual financial results include the results of operations of Covey Park beginning on July 16, 2019. On August 14, 2018, the Company completed transactions in which entities controlled by Dallas businessman Jerry Jones contributed Bakken Shale properties to the Company in exchange for a controlling interest in the Company (the "Jones Contribution"). The 2019 results and the period from August 14, 2018 through December 31, 2018 reflect the Jones Contribution, while results for the period from January 1, 2018 through August 13, 2018 reflect the historical results of Comstock for that period (the "Predecessor").

Financial Results for the Three Months Ended December 31, 2019

For the fourth quarter of 2019, Comstock reported net income available to common stockholders of $40.8 million or $0.19 per diluted share. Net income available to common stockholders as adjusted to exclude certain items not related to normal operating activities for the fourth quarter of 2019 was $49.1 million or $0.22 per diluted share. These items included $4.1 million in non-cash interest amortization resulting from adjusting debt assumed in the Covey Park acquisition to fair value; $4.6 million of non-cash accretion resulting from adjusting the preferred stock issued in connection with the Covey Park acquisition to fair value; and $0.4 million in unrealized hedging gains.

Comstock produced 121.5 billion cubic feet ("Bcf") of natural gas and 576,665 barrels of oil or 125.0 billion cubic feet of natural gas equivalent ("Bcfe") in the fourth quarter of 2019. Natural gas production averaged 1,321 million cubic feet ("MMcf") per day, an increase of 293% over natural gas production in the fourth quarter of 2018. The growth in natural gas production was primarily attributable to the acquisition of Covey Park and the successful results from Comstock's Haynesville shale drilling activities in 2019. Oil production in the fourth quarter of 2019 decreased to 6,268 barrels of oil per day from 9,155 barrels per day produced in the fourth quarter of 2018 due primarily to expected production declines from the Bakken Shale properties acquired in the Jones Contribution.

Comstock's average realized natural gas price in the fourth quarter of 2019, including hedging, decreased to $2.30 per Mcf as compared to $3.28 per Mcf realized in the fourth quarter of 2018.  The Company's average realized oil price in the fourth quarter of 2019, including hedging, decreased to $50.36 per barrel as compared to $54.96 per barrel in the fourth quarter of 2018.  Oil and gas sales were $308.6 million (including realized hedging gains) in the fourth quarter of 2019 as compared to sales of $147.7 million in the fourth quarter of 2018. EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, of $234.8 million in the fourth quarter of 2019 increased by 109% over EBITDAX of $112.5 million for the fourth quarter of 2018.  The Company's operating cash flow generated in the fourth quarter of 2019 of $187.9 million increased 97% over operating cash flow of $95.6 million in the fourth quarter of 2018.

Financial Results for the Year Ended December 31, 2019

For the year ended December 31, 2019, Comstock reported a net income available to common stockholders of $74.5 million or $0.52 per diluted share.  Net income available to common stockholders as adjusted to exclude certain items not related to normal operating activities primarily due to the closing of the Covey Park acquisition for the year ended December 31, 2019 was $122.3 million or $0.77 per diluted share. These items included $31.9 million of advisory and legal fees, severance costs and other change of control payments; $7.1 million in non-cash interest amortization resulting from adjusting debt assumed in the Covey Park acquisition to fair value; $3.5 million of hedging settlements related to July production that were received prior to closing the Covey Park acquisition; $4.6 million of non-cash accretion resulting from adjusting the preferred stock issued in connection with the Covey Park acquisition to fair value; and $0.7 million in unrealized hedging gains.

Comstock produced 292.8 Bcf of natural gas and 2.7 million barrels of oil or 308.9 Bcfe for the year ended December 31, 2019. Natural gas production averaged 802 MMcf per day and oil production averaged 7,356 barrels of oil per day.  On a proforma basis, assuming the Covey Park acquisition had been completed on January 1, 2019, oil and natural gas production would have been 7,416 barrels per day and 1,190 MMcf per day, respectively. Comstock's average realized natural gas price after hedging was $2.35 per Mcf and realized oil price after hedging was $49.64 per barrel for the year. Oil and gas sales for 2019 were $821.4 million (including realized hedging gains and losses), EBITDAX was $613.6 million and operating cash flow generated was $468.3 million.

Drilling Results

Total expenditures in 2019 for drilling and development activities was $510.5 million.  Comstock spent $485.4 million to develop its Haynesville and Bossier shale properties, including $468.5 million on drilling and completing wells and an additional $16.9 million on other development activity.  Comstock drilled 82 (51.1 net) horizontal Haynesville or Bossier shale wells in 2019, which had an average lateral length of approximately 8,100 feet.  Comstock also completed 19 (7.3 net) wells that were drilled in 2018.  Fifty (36.0 net) of the wells drilled in 2019 were also completed in 2019.  The Company currently expects the remaining 32 (15.1 net) wells drilled in 2019 will be completed in 2020, of which 18 (12.6 net) are operated wells. Comstock also spent $25.1 million of development costs on its other properties primarily on completing four (2.2 net) Eagle Ford shale wells during the year.

Since its last operational update, Comstock reported on an additional 20 Haynesville shale wells.  The average initial production rate of these wells was 24 MMcf per day. The wells had completed lateral lengths ranging from 4,337 feet to 10,191 feet, with an average completed lateral length of 6,926 feet.  Each well was tested at initial production rates of 15 to 45 MMcf per day.  Comstock currently has 15 (7.8 net) operated Haynesville shale wells that are in the process of being completed.

2019 Proved Oil & Gas Reserves

Comstock also announced that proved oil and natural gas reserves as of December 31, 2019 were estimated at 5.3 Tcfe of natural gas and 16.7 million barrels of oil, or 5.4 Tcfe as compared to total proved reserves of 2.4 Tcfe as of December 31, 2018. The reserve estimates were determined under the SEC guidelines and were audited by the Company's independent reserve engineering firms. The 5.4 Tcfe of proved reserves at December 31, 2019 were 36% proved developed and 92% were operated by Comstock. The present value, using a 10% discount rate, or the future net cash flows before income taxes of the proved reserves (the "PV-10 Value") was approximately $3.3 billion, using average first of month 2019 prices of $2.58 per Mcf of natural gas and $55.69 per barrel for oil. The PV-10 Value increased 85% from the PV-10 Value in 2018 of $1.8 billion. The natural gas and oil prices used in determining the December 31, 2019 proved reserves estimates were 11% lower for natural gas and 9% lower for oil as compared to prices used at December 31, 2018.

The following table reflects the changes in the proved reserve estimates since the end of 2018:

	Oil (MMBbls)	Natural Gas (Bcf)	Total (Bcfe)
Proved Reserves:
Proved Reserves at December 31, 2018	23.6	2,282.8	2,424.4
Production	(2.7)	(292.8)	(308.9)
Acquisitions	0.2	3,023.1	3,024.5
Extensions and discoveries	0.3	315.3	316.8
Divestitures	(0.1)	(49.5)	(49.9)
Revisions:
Price	(0.5)	(228.5)	(231.5)
Performance and Other	(4.1)	291.1	266.6
Proved Reserves at December 31, 2019	16.7	5,341.5	5,442.0

The significant growth in proved reserves was primarily attributable to acquisitions, including the Covey Park acquisition, which added 3.0 Tcfe to proved reserves. The Company also added 583 Bcfe related to its 2019 drilling activities and to performance and other revisions. Lower oil and natural gas prices reduced proved reserves by 232 Bcfe. Based on the 2019 proved reserve additions, Comstock's "all-in" finding costs were approximately $0.72 per Mcfe excluding price-related revisions ($0.77 per Mcfe including price-related revisions).

2020 Drilling Budget

The Company also announced its current drilling plans for 2020.  Comstock's planned capital expenditures for 2020 total $421.0 million and exclusively focused on the Haynesville/Bossier shale. Comstock is currently planning to operate five drilling rigs in 2020 and will drill 46 (34.3 net) operated horizontal wells and complete the 18 (12.6 net) wells drilled in 2019.

Other

Comstock has planned a conference call for 10:00 a.m. Central Time on February 27, 2020, to discuss the 2019 operational and financial results.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 844-776-7840 (international dial-in use 661-378-9538) and provide access code 4754719 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week. A replay of the conference call will be available beginning at 1:00

p.m. CT February 27, 2020 and will continue until 1:00 p.m. March 5, 2020.  To hear the replay, call 855-859-2056 (404-537-3406 if calling from outside the US).  The conference call access code is 4754719.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas engaged in oil and gas acquisitions, exploration and development, and its assets are primarily located in Texas, Louisiana and North Dakota.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	August 14, 2018 through December 31, 2018	January 1, 2018 through August 13, 2018
					(Predecessor)
Natural gas sales	$260,206	$107,843	$635,795	$144,236	$147,897
Oil sales	29,042	45,655	132,894	79,385	18,733
Total oil and gas sales	289,248	153,498	768,689	223,621	166,630
Operating expenses:
Production taxes	10,449	7,104	29,181	11,155	3,659
Gathering and transportation	29,957	7,061	71,303	10,511	11,841
Lease operating	28,835	13,720	87,283	20,736	21,139
Exploration	—	—	241	—	—
Depreciation, depletion and amortization	111,842	36,124	276,526	53,944	68,032
General and administrative, net	6,484	8,096	29,244	11,399	15,699
Loss (gain) on sale of oil and gas properties	—	(57)	25	(155)	35,438
Total operating expenses	187,567	72,048	493,803	107,590	155,808
Operating income	101,681	81,450	274,886	116,031	10,822
Other income (expenses):
Gain from derivative financial instruments	19,790	12,480	51,735	10,465	881
Other income	282	131	622	173	677
Transaction costs	90	—	(41,010)	—	(2,866)
Interest expense	(54,107)	(28,758)	(161,541)	(43,603)	(101,203)
Total other income (expenses)	(33,945)	(16,147)	(150,194)	(32,965)	(102,511)
Income (loss) before income taxes	67,736	65,303	124,692	83,066	(91,689)
Provision for income taxes	(12,620)	(15,004)	(27,803)	(18,944)	(1,065)
Net income (loss)	55,116	50,299	96,889	64,122	(92,754)
Preferred stock dividends and accretion	(14,287)	—	(22,415)	—	—
Net income (loss) available to common stockholders	$40,829	$50,299	$74,474	$64,122	$(92,754)

Net income (loss) per share:
Basic	$0.22	$0.48	$0.52	$0.61	$(6.08)
Diluted	$0.19	$0.48	$0.52	$0.61	$(6.08)
Weighted average shares outstanding:
Basic	187,280	105,457	142,750	105,453	15,262
Diluted	284,100	105,457	187,378	105,459	15,262

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
OPERATING CASH FLOW:	2019	2018	2019	August 14, 2018 through December 31, 2018	January 1, 2018 through August 13, 2018
					(Predecessor)
Net income (loss)	$55,116	$50,299	$96,889	$64,122	$(92,754)
Reconciling items:
Deferred and non-current income taxes	12,821	25,196	28,026	29,079	1,052
Depreciation, depletion and amortization	111,842	36,124	276,526	53,944	68,032
Unrealized loss (gain) from derivative financial instruments	(488)	(18,250)	949	(16,044)	1,961
Amortization of debt discount, premium and issuance costs	7,068	1,582	16,274	2,404	29,457
Interest paid in-kind	—	—	—	—	25,004
Stock-based compensation	1,661	665	4,020	994	3,912
Transaction costs	(90)	—	41,010	—	—
Covey Park July 2019 hedging settlements	—	—	4,574	—	—
Loss (gain) on sale of oil and gas properties	—	(57)	25	(155)	35,438
Operating cash flow	187,930	95,559	468,293	134,344	72,102
Transaction costs	90	—	(41,010)	—	—
Covey Park July 2019 hedging settlements	—	—	(4,574)	—	—
(Increase) decrease in accounts receivable	(45,184)	(16,164)	3,220	(61,048)	2,834
(Increase) decrease in other current assets	2,686	(11,201)	9,823	(12,527)	337
Increase in accounts payable and accrued expenses	22,909	30,499	15,485	41,533	10,462
Net cash provided by operating activities	$168,431	$98,693	$451,237	$102,302	$85,735

EBITDAX:
Net income (loss)	$55,116	$50,299	$96,889	$64,122	$(92,754)
Interest expense	54,107	28,758	161,541	43,603	101,203
Income taxes	12,620	15,004	27,803	18,944	1,065
Depreciation, depletion, and amortization	111,842	36,124	276,526	53,944	68,032
Exploration	—	—	241	—	—
Unrealized loss (gain) from derivative financial instruments	(488)	(18,250)	949	(16,044)	1,961
Stock-based compensation	1,661	665	4,020	994	3,912
Transaction costs	(90)	—	41,010	—	2,866
Covey Park July 2019 hedging settlements	—	—	4,574	—	—
Loss (gain) on sale of oil and gas properties	—	(57)	25	(155)	35,438
Total EBITDAX	$234,768	$112,543	$613,578	$165,408	$121,723

	As of December 31,
BALANCE SHEET:	2019	2018
Cash and cash equivalents	$18,532	$23,193
Derivative financial instruments	89,192	15,401
Other current assets	195,849	120,833
Property and equipment, net	4,008,803	1,667,979
Other	344,746	360,434
Total assets	$4,657,122	$2,187,840

Current liabilities	$392,376	$206,853
Derivative financial instruments	4,220	—
Long-term debt	2,500,132	1,244,363
Deferred income taxes	211,772	161,917
Asset retirement obligation	18,151	5,136
Other non-current liabilities	7,866	—
Preferred stock	379,583	—
Stockholders' equity	1,143,022	569,571
Total liabilities and stockholders' equity	$4,657,122	$2,187,840

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended December 31, 2019
	Haynesville	Bakken	Eagle Ford and Other	Total
Gas production (Mmcf)	115,332	1,529	4,660	121,521
Oil production (Mbbls)	3	478	96	577
Total Production (Mmcfe)	115,351	4,394	5,235	124,980

Natural gas sales	$250,671	$(881)	$10,416	$260,206
Natural gas hedging settlements (a)	—	—	—	19,302
Total natural gas including hedging	250,671	(881)	10,416	279,508
Oil sales	164	23,419	5,459	29,042
Oil hedging settlements (a)	—	—	—	—
Total oil including hedging	164	23,419	5,459	29,042
Total oil and gas sales including hedging	$250,835	$22,538	$15,875	$308,550

Average gas price (per Mcf)	$2.17	$(0.58)	$2.24	$2.14
Average gas price including hedging (per Mcf)				$2.30
Average oil price (per barrel)	$53.12	$49.03	$56.86	$50.36
Average oil price including hedging (per barrel)				$50.36
Average price (per Mcfe)	$2.17	$5.13	$3.03	$2.31
Average price including hedging (per Mcfe)				$2.47

Production taxes	$7,165	$2,650	$634	$10,449
Gathering and transportation	$28,144	$—	$1,813	$29,957
Lease operating	$18,639	$4,803	$5,393	$28,835

Production taxes (per Mcfe)	$0.06	$0.60	$0.12	$0.08
Gathering and transportation (per Mcfe)	$0.24	$—	$0.35	$0.24
Lease operating (per Mcfe)	$0.17	$1.10	$1.03	$0.23

Oil and Gas Capital Expenditures:
Acquisitions	$41,828	$—	$—	$41,828
Development leasehold	888	—	2	890
Development drilling and completion	145,215	2,359	3,386	150,960
Other development	3,121	—	—	3,121
Total	$191,052	$2,359	$3,388	$196,799

(a)Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended December 31, 2018
	Haynesville	Bakken	Eagle Ford and Other	Total
Gas production (Mmcf)	27,176	2,583	1,174	30,933
Oil production (Mbbls)	—	828	15	843
Total Production (Mmcfe)	27,176	7,550	1,261	35,987

Natural gas sales	$96,029	$7,447	$4,367	$107,843
Natural gas hedging settlements (a)	—	—	—	(6,402)
Total natural gas including hedging	96,029	7,447	4,367	101,441
Oil sales	—	44,810	845	45,655
Oil hedging settlements (a)	—	—	—	632
Total oil including hedging	—	44,810	845	46,287
Total oil and gas sales including hedging	$96,029	$52,257	$5,212	$147,728

Average gas price (per Mcf)	$3.53	$2.88	$3.72	$3.49
Average gas price including hedging (per Mcf)				$3.28
Average oil price (per barrel)	$—	$54.13	$56.33	$54.21
Average oil price including hedging (per barrel)				$54.96
Average price (per Mcfe)	$3.53	$6.92	$4.13	$4.27
Average price including hedging (per Mcfe)				$4.11

Production taxes	$1,976	$5,001	$127	$7,104
Gathering and transportation	$6,722	$—	$339	$7,061
Lease operating	$4,130	$5,820	$3,771	$13,721

Production taxes (per Mcfe)	$0.07	$0.66	$0.10	$0.20
Gathering and transportation (per Mcfe)	$0.25	$—	$0.27	$0.20
Lease operating (per Mcfe)	$0.15	$0.77	$2.99	$0.37

Oil and Gas Capital Expenditures:
Acquisitions	$3,108	$—	$—	$3,108
Development leasehold	1,240	—	—	1,240
Development drilling and completion	72,962	26,764	—	99,726
Other development	5,802	—	—	5,802
Total	$83,112	$26,764	$—	$109,876

(a)Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Year Ended December 31, 2019
	Haynesville	Bakken	Eagle Ford and Other	Total
Gas production (Mmcf)	275,832	6,106	10,896	292,834
Oil production (Mbbls)	6	2,465	214	2,685
Total Production (Mmcfe)	275,869	20,896	12,179	308,944

Natural gas sales	$609,680	$1,958	$24,157	$635,795
Natural gas hedging settlements (a)	—	—	—	52,297
Total natural gas including hedging	609,680	1,958	24,157	688,092
Oil sales	387	120,633	11,874	132,894
Oil hedging settlements (a)	—	—	—	387
Total oil including hedging	387	120,633	11,874	133,281
Total oil and gas sales including hedging	$610,067	$122,591	$36,031	$821,373

Average gas price (per Mcf)	$2.21	$0.32	$2.22	$2.17
Average gas price including hedging (per Mcf)				$2.35
Average oil price (per barrel)	$62.38	$48.94	$55.49	$49.49
Average oil price including hedging (per barrel)				$49.64
Average price (per Mcfe)	$2.21	$5.87	$2.96	$2.49
Average price including hedging (per Mcfe)				$2.66

Production taxes	$14,594	$13,176	$1,411	$29,181
Gathering and transportation	$67,124	$—	$4,179	$71,303
Lease operating	$45,381	$23,468	$18,434	$87,283

Production taxes (per Mcfe)	$0.05	$0.63	$0.12	$0.09
Gathering and transportation (per Mcfe)	$0.24	$—	$0.34	$0.23
Lease operating (per Mcfe)	$0.17	$1.12	$1.51	$0.29

Oil and Gas Capital Expenditures:
Acquisitions	$2,097,451	$—	$—	$2,097,451
Development leasehold	7,586	—	17	7,603
Development drilling and completion	468,513	5,480	19,632	493,625
Other development	9,339	—	—	9,339
Total	$2,582,889	$5,480	$19,649	$2,608,018

(a)Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Period August 14, 2018 through December 31, 2018
	Haynesville	Bakken	Eagle Ford and Other	Total
Gas production (Mmcf)	39,413	3,855	1,763	45,031
Oil production (Mbbls)	—	1,364	21	1,385
Total Production (Mmcfe)	39,413	12,037	1,888	53,338

Natural gas sales	$129,024	$8,913	$6,299	$144,236
Natural gas hedging settlements (a)	—	—	—	(6,211)
Total natural gas including hedging	129,024	8,913	6,299	138,025
Oil sales	—	78,050	1,335	79,385
Oil hedging settlements (a)	—	—	—	632
Total oil including hedging	—	78,050	1,335	80,017
Total oil and gas sales including hedging	$129,024	$86,963	$7,634	$218,042

Average gas price (per Mcf)	$3.27	$2.31	$3.57	$3.20
Average gas price including hedging (per Mcf)				$3.07
Average oil price (per barrel)	$—	$57.24	$63.57	$57.34
Average oil price including hedging (per barrel)				$57.80
Average price (per Mcfe)	$3.27	$7.22	$4.04	$4.19
Average price including hedging (per Mcfe)				$4.09

Production taxes	$2,752	$8,215	$188	$11,155
Gathering and transportation	$9,953	$—	$558	$10,511
Lease operating	$6,118	$9,070	$5,548	$20,736

Production taxes (per Mcfe)	$0.07	$0.68	$0.10	$0.21
Gathering and transportation (per Mcfe)	$0.25	$—	$0.30	$0.20
Lease operating (per Mcfe)	$0.16	$0.76	$2.94	$0.38

Oil and Gas Capital Expenditures:
Acquisitions	$21,013	$—	$—	$21,013
Development leasehold	1,715	—	—	1,715
Development drilling and completion	106,366	42,379	—	148,745
Other development	13,612	—	—	13,612
Total	$142,706	$42,379	$—	$185,085

(a)Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Period January 1, 2018 through August 13, 2018 (Predecessor)
	Haynesville	Bakken	Eagle Ford and Other	Total
Gas production (Mmcf)	52,021	—	3,219	55,240
Oil production (Mbbls)	—	—	287	287
Total Production (Mmcfe)	52,021	—	4,942	56,963

Natural gas sales	$138,391	$—	$9,506	$147,897
Natural gas hedging settlements (a)	—	—	—	2,842
Total natural gas including hedging	138,391	—	9,506	150,739
Oil sales	—	—	18,733	18,733
Oil hedging settlements (a)	—	—	—	—
Total oil including hedging	—	—	18,733	18,733
Total oil and gas sales including hedging	$138,391	$—	$28,239	$169,472

Average gas price (per Mcf)	$2.66	$—	$2.95	$2.68
Average gas price including hedging (per Mcf)				$2.73
Average oil price (per barrel)	$—	$—	$65.23	$65.23
Average oil price including hedging (per barrel)				$65.23
Average price (per Mcfe)	$2.66	$—	$5.71	$2.93
Average price including hedging (per Mcfe)				$2.98

Production taxes	$2,556	$—	$1,103	$3,659
Gathering and transportation	$10,728	$—	$1,113	$11,841
Lease operating	$7,675	$—	$13,464	$21,139

Production taxes (per Mcfe)	$0.05	$—	$0.22	$0.06
Gathering and transportation (per Mcfe)	$0.21	$—	$0.23	$0.21
Lease operating (per Mcfe)	$0.15	$—	$2.72	$0.37

Oil and Gas Capital Expenditures:
Acquisitions	$39,323	$—	$—	$39,323
Development leasehold	2,848	—	—	2,848
Development drilling and completion	90,840	—	—	90,840
Other development	13,205	—	666	13,871
Total	$146,216	$—	$666	$146,882

(a)Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
PRO FORMA OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Twelve Months Ended December 31, 2019
	Comstock	Covey Park (b)	Pro Forma Combined
Gas production (Mmcf)	292,834	141,610	434,444
Oil production (Mbbls)	2,685	22	2,707
Total Production (Mmcfe)	308,944	141,742	450,686

Natural gas sales	$635,795	$377,368	$1,013,163
Natural gas hedging settlements (a)	52,297	12,687	64,984
Total natural gas including hedging	688,092	390,055	1,078,147
Oil sales	132,894	1,233	134,127
Oil hedging settlements (a)	387	—	387
Total oil including hedging	133,281	1,233	134,514
Total oil and gas sales including hedging	$821,373	$391,288	$1,212,661

Average gas price (per Mcf)	$2.17	$2.66	$2.33
Average gas price including hedging (per Mcf)	$2.35	$2.75	$2.48
Average oil price (per barrel)	$49.49	$56.05	$49.55
Average oil price including hedging (per barrel)	$49.64	$56.05	$49.69
Average price (per Mcfe)	$2.49	$2.67	$2.55
Average price including hedging (per Mcfe)	$2.66	$2.76	$2.69

Production taxes	$29,181	$8,868	$38,049
Gathering and transportation	$71,303	$35,188	$106,491
Lease operating	$87,283	$37,043	$124,326

Production taxes (per Mcfe)	$0.09	$0.06	$0.08
Gathering and transportation (per Mcfe)	$0.23	$0.25	$0.24
Lease operating (per Mcfe)	$0.28	$0.26	$0.28

(a)	Included in gain from derivative financial instruments in operating results.
(b)	Pro forma for an acquisition which completed on March 5, 2019.